UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 30, 2010

Southern First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

100 Verdae Boulevard, Suite 100, Greenville, SC	29606
(Address of principal executive offices)	(Zip Code)

(864) 679-9000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers.

On September 30, 2010, James M. Austin, III resigned from his position as the Chief Financial Officer of Southern First Bancshares, Inc. (the "Company") and its wholly owned subsidiary, Southern First Bank, National Association (the "Bank"), effective immediately.  Mr. Austin's employment agreement, which was dated December 17, 2008 and filed on December 23, 2008 with the Securities and Exchange Commission as Exhibit 10.5 to the Company's Current Report on Form 8-K, was terminated in conjunction with his resignation.

Mr. Austin's decision to resign did not arise or result from any disagreement with the Company on any matters relating to the Company's operations, policies, or practices, and the Company expressed appreciation for Mr. Austin's contributions to the Company and the Bank.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

By: /s/R. Arthur Seaver, Jr. Name R. Arthur Seaver, Jr. Title: Chief Executive Officer

Dated: October 1, 2010